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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF STC BROADCASTING, INC.


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                                                    State of
             Name                                Incorporation              Doing Business As:
-------------------------------------            -------------              ------------------
Smith Acquisition Company                             Delaware                    WTOV-TV

Smith Acquisition License Company                     Delaware                    WTOV-TV

WJAC, Incorporated                                    Delaware                    WJAC-TV

Web Works, Inc.                                       Pennsylvania                Inactive

STC Broadcasting of Abilene, Inc.                     Texas                       KRBC-TV/KACB-TV

STC Broadcasting of Vermont, Inc.                     Delaware                    WPTZ-TV/WNNE-TV

STC Broadcasting of Vermont Subsidiary, Inc.          Delaware                    WPTZ-TV/WNNE-TV

STC License Company                                   Delaware                    Same as STC Broadcasting, Inc.

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